UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 8.01	Other Events.

PENDING ACQUISITION OF W.E.T. AUTOMOTIVE SYSTEMS AG

Description of the Acquisition

On February 28, 2011, we and our wholly-owned subsidiary Amerigon Europe GmbH (“Amerigon Europe”) entered into a Share Sale Purchase Agreement (the “SPA”) with Indigo Capital LLP in its capacity as manager for both Indigo Capital IV LP and ICWET LP (“Indigo”) and Industrie-Beteiligungs-Gesellschaft mbH (“IBG”), pursuant to which Amerigon Europe has agreed to purchase all of the shares of common stock in W.E.T. Automotive Systems AG (“WET”) directly or indirectly owned by each of Indigo and IBG at a purchase price of €40.00 per share, for a total purchase price of approximately € 92,000,000. The shares owned by Indigo and IBG, together with shares currently held in treasury by WET, represent approximately 75.58% outstanding voting rights in WET. Indigo and IBG have agreed to sell their shares to us by tendering such shares pursuant to the WET Tender Offer (as defined below).

Simultaneous with the execution of the SPA, we and Amerigon Europe also entered into a Business Combination Agreement (the “BCA”) with WET setting forth the terms and conditions under which Amerigon Europe is required to launch a tender offer in Germany for all of the outstanding shares of WET (the “WET Tender Offer”) as well as the terms and conditions governing and WET’s conduct prior to and after the closing of the WET Tender Offer. Among other things, the BCA provides that WET shall continue to be operated as a separate business and remain a separate legal entity and subsidiary of Amerigon Europe, including following completion of the WET Tender Offer, unless certain conditions are satisfied. In addition, WET management shall remain substantially unchanged up to and until the occurrence of certain conditions specified in the BCA. Moreover, upon the occurrence of such conditions, the current chief executive officer of WET shall be appointed to the board of directors of Amerigon, subject to compliance with applicable law. A description of the SPA and BCA is set forth in, and a copy of the SPA and BCA are attached to, Amerigon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2011 (which is incorporated herein by reference). We are filing this Current Report on Form 8-K to provide certain supplemental information regarding the acquisition of WET (the “Acquisition”).

In connection with the execution of the SPA and the BCA, Amerigon Europe is required to file a tender offer document with the German Financial Supervisory Authority, stating the terms of the WET Tender Offer for the outstanding shares of WET and certifying as to the availability of secured financing to complete the WET Tender Offer. Amerigon Europe has filed such tender offer document with the German Financial Supervisory Authority; however, Amerigon Europe has not yet filed a required exhibit to such document from a recognized financing authority that certifies that Amerigon Europe has secured financing in an amount sufficient to complete the Acquisition (which such financing will be comprised of proceeds from a new credit facility entered into with a syndicate of Banks including Bank of America, N.A., an equity offering and our cash), assuming all shares of WET are tendered pursuant to the WET Tender Offer. If Amerigon Europe does not file such financing confirmation with the German Financial Supervisory Authority prior to the end of its statutory review period which is on or about April 11, including because it is unable secure the necessary financing, Indigo may terminate the SPA. In addition, if applicable antitrust approval is not received by May 2011, either Indigo or Amerigon Europe may terminate the SPA.

Pursuant to the SPA and the BCA, we and WET each previously submitted the necessary pre-merger notification filings with the U.S. Federal Trade Commission (the “FTC”) and the Antimonopoly Committee of Ukraine (the “AMC”) for review by such governmental authorities. The initial statutory waiting period for the pre-merger filing with the FTC is set expire on March 30, 2011; however, we have informed the FTC that we voluntarily withdrew our initial submission on March 30, 2011 and will re-file such submission on April 1, 2011, thereby restarting the 30-day statutory waiting period, which will then be set to expire on May 2, 2011. Our withdrawal and refiling of our submission will allow the FTC a longer period time to review the merger filing before the FTC reaches a conclusion to either issue a request for additional information or allow the waiting period to lapse without action. No assurance can be given that the new statutory waiting period will expire without further requests by the FTC.

Reasons for the Acquisition

We believe the Acquisition could provide us with several compelling benefits, including:

•

vertical integration through the acquisition of WET’s manufacturing operations allowing us to reduce our reliance on third-party contract manufacturers and capture margins relating to the manufacturing function;

•	expansion of our product portfolio to include a range of complementary automobile heating and cooling products in addition to our existing automobile products;
•	expansion of our technology portfolio, allowing us to integrate complementary and distinctive technologies in our existing product line-ups;
•	increasing our international market reach with operational focus by WET in Europe, while also expanding our reach in North America and Asia; and
•	the resolution of our current intellectual property dispute with WET.

We will only be able to fully integrate WET’s business with our existing business and maximize the benefits of the Acquisition if we are able to acquire 100% of the outstanding capital stock of WET pursuant to the WET Tender Offer or by completing a squeeze-out merger, if necessary, to gain control of WET. If we do not obtain in excess of 95% of the outstanding capital stock of WET pursuant to the WET Tender Offer and the sale of shares by Indigo and IBG in connection with the SPA, we will not be able to execute a squeeze-out merger under German law. In such case, WET will continue to be operated as a separate business, with separate management, and we will be unable to fully integrate the operations of the two businesses, which could prevent us from fully realizing the benefits anticipated from the Acquisition.

Risk Factors Related to the Acquisition

We may not realize significant benefits from the Acquisition because of integration difficulties and other challenges.

The success of the Acquisition will depend, in part, on our ability to fully integrate WET’s business with our existing business. The integration process may be complex, costly and time-consuming. The difficulties of integrating the operations of WET with the operations of Amerigon include, among others:

•	strict requirements and minority shareholder protections under German law relating to business integration, regardless of the amount of our ownership in WET if such ownership is less than 100%;
•	failure to implement our business plan for the combined business;
•	unanticipated issues in integrating manufacturing, logistics, information, communications and other systems;

•	diversion of management attention from ongoing business concerns to integration matters;
•	challenges assimilating management and other personnel from WET, including because of differences in culture, language and background;
•	the size of WET’s operations relative to our existing business;
•	unanticipated changes in applicable laws and regulations;
•	failure to retain key employees;
•	operating risks inherent in the WET business and our business;
•	the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002; and
•	unanticipated issues, expenses and liabilities.

We may not accomplish the integration of WET smoothly, successfully or within the anticipated costs or timeframe. The diversion of the attention of management from our current operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the Acquisition and could adversely affect our business.

Moreover, we will only be able to fully integrate WET’s business with our existing business and maximize the benefits of the Acquisition if we are able to acquire 100% of the outstanding capital stock of WET in the WET Tender Offer or by completing a squeeze-out merger, if necessary, to gain control of WET. If we do not obtain in excess of 95% of the outstanding capital stock of WET in connection with the WET Tender Offer and the sale of shares by Indigo and IBG in connection with the SPA, we will not be able to execute a squeeze-out merger under German law. In such case, WET will continue to be operated as a separate business, with separate management, and we will be unable to fully integrate the operations of the two businesses, which could prevent us from realizing the full benefits anticipated from the Acquisition.

The existence of minority shareholders following the Acquisition may limit our ability to integrate WET for an extended period of time.

Following completion of the Acquisition, certain WET minority shareholders may continue to own an interest in WET. Under German law, we cannot require WET to take actions that may result in cost savings and greater integration but would be deemed disadvantageous to WET, until a domination and profit and loss transfer agreement (“DPLTA”) is effective or a mandatory buy-out of the WET shares from any remaining WET shareholders by way of a squeeze-out merger has been implemented. In addition, under the terms of the BCA, WET’s ability to pay dividends is restricted until a DPLTA is effective. If a WET minority shareholder challenges the DPLTA or the squeeze-out merger, our ability to take certain cost saving and integration measures may be delayed for an uncertain time following completion of the Acquisition or may not be achievable at all.

Under German law, the existence of minority shareholders following the Acquisition requires all of our dealings with WET to be at arm’s length.

Due to the requirement under German law that all of our dealings with WET be at arm’s length for as long as there are minority shareholders in WET (or a DPLTA becomes effective), we may not be able to enter into favorable contracts with WET and fully integrate and synergize the combined company. Moreover, we will be forced to negotiate final settlement and intellectual property licensing terms in connection with our current litigation with WET that may end up to be burdensome on our business.

Following completion of the Acquisition, we will have a significant amount of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment testing.

As of December 31, 2010, we had no goodwill and the carrying value of intangible assets on our balance sheet was $4,653,000. As of December 31, 2010, on a pro forma basis after giving effect to the Acquisition, we would have goodwill of $99,353,000 and other intangible assets of $41,213,000. We evaluate goodwill and indefinite life intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill impairment is indicated and indefinite life intangible assets are impaired when their book value exceeds their fair value. The value of goodwill and other intangible assets from the allocation of the purchase price from the Acquisition will be derived from our business operating plans and is susceptible to an adverse change in demand, input costs or general changes in our business or industry and could require an impairment charge in the future.

The pro forma condensed combined financial statements are not an indication of the combined company’s financial condition or results of operations following the Acquisition.

The pro forma condensed combined financial statements contained in this Current Report on Form 8-K are not an indication of the combined company’s financial condition or results of operations following the Acquisition. The pro forma condensed combined financial statements have been derived from the historical financial statements of Amerigon and WET and many adjustments and assumptions have been made regarding the combined company after giving effect to the Acquisition. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make and may not be accurate. As a result, the actual financial condition and results of operations of the combined company following the Acquisition may not be consistent with, or evident from, this pro forma financial information.

We will incur significant transaction and acquisition-related costs in connection with the Acquisition.

We will incur significant costs in connection with the Acquisition. The substantial majority of these costs will be non-recurring expenses related to the Acquisition. We may incur additional costs to maintain employee morale and to retain key employees. We will also incur substantial transaction fees and costs related to formulating and implementing our integration plans.

The market price of our common stock may decline as a result of the Acquisition.

The market price of our common stock may decline as a result of the Acquisition if, among other things, we are unable to achieve the expected growth in earnings, if the operational cost savings estimates in connection with the integration of WET are not realized, if the transaction costs related to the Acquisition are greater than expected, if the financing related to the transaction is on unfavorable terms, or if the value of the cash savings attributable to the amortization of goodwill is less than anticipated. The market price of our common stock also may decline if we do not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

Completion of the Acquisition is subject to the receipt of consents and approvals from, or the making of filings with, government entities that could delay completion of the Acquisition or impose conditions that could have a material adverse effect on the Company or that could cause abandonment of the Acquisition.

The Acquisition is being reviewed by the Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under this statute, Amerigon and WET were required to make pre-merger notification filings and now await the expiration of the statutory waiting period prior to completing the Acquisition. If the FTC challenges the Acquisition, there can be no assurance that such a challenge would be unsuccessful. Any such challenge may seek to enjoin the Acquisition, impose conditions on the completion of the Acquisition or require changes to the terms of the Acquisition. Such conditions or changes could have the effect of preventing or delaying completion of the Acquisition or imposing additional costs on us or limiting the revenues of the Company following the Acquisition, any of which could have a material adverse effect on the Company.

The initial statutory waiting period for the pre-merger filing with the FTC is set to expire on March 30, 2011; however, Amerigon has informed the FTC that it voluntarily withdrew its initial submission on March 30, 2011 and will re-file such submission on April 1, 2011, thereby restarting the 30-day statutory waiting period which will then be set to expire on May 2, 2011. Our withdrawal and refiling of our submission will allow the FTC a longer period of time to review the merger filing before the FTC reaches a conclusion to either issue a request for additional information or allow the waiting period to lapse without action. No assurance can be given that the new statutory waiting period will expire without further requests by the FTC.

The Acquisition is also subject to review by applicable governmental authorities (the “AMC”) under the Law of Ukraine “On Protection of Economic Competition”, dated January 11, 2001, No. 2210-III. Under this statute, Amerigon and WET were required to make a pre-merger notification filing and now await either the expiration of the statutory waiting period or approval of the Acquisition by the AMC, whichever comes first, prior to completing the Acquisition. If the AMC challenges the Acquisition, we cannot assure you that such a challenge would not be successful. Any such challenge may seek to enjoin the Acquisition, impose conditions on the completion of the Acquisition or require changes to the terms of the Acquisition. Such conditions or changes could have the effect of preventing or delaying completion of the Acquisition or imposing additional costs on us or limiting the revenues of the Company following the Acquisition, any of which could have a material adverse effect on the Company.

We may not be able to generate sufficient cash flows to meet our substantial debt service obligations after the Acquisition and such substantial debt service obligations could adversely affect our business and limit our ability to plan for or respond to changes in our business.

We expect to incur substantial additional debt in connection with the Acquisition. Our ability to make payments on and to refinance our debt obligations and to fund planned capital expenditures depends on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all.

If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances, any of which could impede the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business. Additionally, we may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

Our substantial debt obligations could have important consequences to our business. For example:

•	we may be more vulnerable to general adverse economic and industry conditions;
•

we may be required to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for other purposes, including for working capital, dividends, business development efforts and to finance mergers and acquisitions;

•	our ability to borrow more money for operations, working capital or to finance future mergers and acquisitions will be limited;
•	limiting our ability to refinance or repay debt obligations when they become due;
•	we are exposed to the risk of increased interest rates because a portion of our borrowings are at variable rates of interest; and
•

our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited, thereby placing us at a competitive disadvantage compared to our competitors that have less indebtedness.

The covenants to which we are subject under our debt obligations restrict our ability to incur additional indebtedness, grant additional liens against our assets, prepay obligations, make investments and enter into various types of agreements. We are additionally prohibited from making general dividends and other payments with respect to our equity interests in cash, excluding certain dividend payments with respect to certain preferred equity. While not unusual for a financing of this type, the restrictions in our debt obligations may prevent us from taking actions that we believe would be in the best interest of our business and may make it difficult for us to execute our business plans.

We and our subsidiaries may also incur substantial additional indebtedness in the future and the agreements governing such indebtedness might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

Pursuant to the BCA, Amerigon and Amerigon Europe are required to hold onto their investment in WET for a certain period of time and thus are exposed to market risk and lack full investment decision power with respect to such investment.

According to the BCA, Amerigon and Amerigon Europe agreed, for a period of twelve (12) months after the publication of the final acceptance level of the WET Tender Offer required under German law, not to (i) dispose of the WET shares held by them to an individual third party, to a person affiliated with such individual third party, or to a person which qualifies as a “person acting in concert” with such individual third party under German law, (ii) accept a tender offer with regard to the WET shares held by them by any such party, and (iii) undertake vis-à-vis any such party to accept a tender offer with regard to the WET shares held by them, if and as long as (y) the management board and the supervisory board of WET do not approve such tender offer, and (z) (1) the current members of the management board of WET remain in their offices, (2) no further financial liabilities are taken up by WET, (3) the dividend policy of WET is not materially changed or amended (except in certain circumstances), and (4) no disposal of essential subsidiaries or business units is announced. Due to these restrictions, Amerigon and Amerigon Europe are exposed to market risk and lack full investment decision power with respect to their investment in WET.

We and WET are subject to risks related to operating as a supplier in the automotive industry.

As suppliers of automobile seat heating and cooling components, we and WET are subject to numerous business and industry risks, including:

•	significant declines in the automotive industry, which may lead to declining product revenues;
•	customer credit risk associated with potential bankruptcies of major automotive manufacturers;
•	acceptance of products by OEMs;
•	volatility in the prices of raw materials;
•	potential disruptions in vendor or supplier relationships;
•	lengthy sales cycles for automotive products, which can impede growth in product sales;
•	intense competition in the automotive industry;
•	the ability to protect intellectual property;
•	the lack of long-term contracts and the potential unilateral termination of contracts by significant customers;
•	the ability to retain key personnel experienced in the industry and the business; and
•	potential product liability risks.

The occurrence of any of these risks could materially and adversely affect our and/or WET’s business, financial condition and results of operations.

The automotive industry may be negatively impacted by the devastating effects of the earthquake and tsunami that recently hit Japan.

On March 11, 2011, a 9.0 magnitude undersea earthquake occurred off the cost of Japan. The earthquake triggered an extremely destructive tsunami wave that struck Japan shortly after the earthquake. These events have caused extensive and severe structural damage in Japan, including heavy damage to roads and railways, as well as fires in many areas. Many electrical generators ceased operation, and nuclear reactors suffered debilitating explosions. As a result of these disasters, there have been various disruptions to certain of our customers’ production of vehicles and to the flow of parts from production facilities in Japan that supply the worldwide automotive industry. We are not certain what impact these events will have on our ability to produce and supply our products to our customers and whether our customers will decrease or cancel production orders if they are not able to produce vehicles. Accordingly, no assurances can be given that these events will not have a material adverse effect on our business, financial condition and results of operations.

As a manufacturer of automotive seat components and other products, WET is subject to risks related to supply chain and logistics management, cost controls and natural and man-made disasters.

WET is subject to a number of risks in connection with its manufacturing operations, including a loss of, or turnover in, manufacturing facility management personnel; cancellation of, or significant delays in, projects in its backlog due to failure to efficiently utilize manufacturing capacity; delays or difficulties in new product development; the potential introduction of similar or superior technologies; financial instability or market declines of major component suppliers; the unavailability of raw materials or components necessary to manufacture products; price increases of limited-source components, products and services that cannot be passed onto the market; governmental interventions and unseasonable weather conditions in the regions where WET operates manufacturing facilities; changes in energy costs; work stoppages or other labor shortages to support its manufacturing operations; and natural or man-made disasters that affect WET’s ability to continuously operate its manufacturing facilities. Any of these risks could adversely impact WET’s manufacturing operations and its ability to operate efficiently, which may have a material adverse effect on WET’s business, financial condition and results of operations.

WET is subject to additional risks associated with its international operations that could adversely affect its results of operations.

WET has significant operations in a number of countries outside of its headquarters in Germany, including China, Hungary, Mexico and the Ukraine. Long-term economic uncertainty in some of the regions of the world in which WET operates, such as Asia, Mexico, Central Europe and other emerging markets, could result in the disruption of markets and negatively affect cash flows from WET’s operations to cover its capital needs and debt service.

In addition, as a result of WET’s global presence, a significant portion of its revenues and expenses is denominated in currencies other than the Euro (its operational currency). WET is therefore subject to foreign currency risks and foreign exchange exposure, including to the Chinese renminbi, the Hungarian forint, the Mexican peso, the Ukrainian hryvnia and the Canadian dollar. While WET employs financial instruments to hedge transactional and foreign exchange exposure, these activities do not completely insulate WET from those exposures. Exchange rates can be volatile and could adversely impact WET’s financial results.

There are other risks that are inherent in WET’s international operations, including the potential for changes in socio-economic conditions, laws and regulations, including import, export, labor and environmental laws, and monetary and fiscal policies, protectionist measures that may prohibit acquisitions or joint ventures, unsettled political conditions, natural and man-made disasters, hazards and losses, violence and possible terrorist attacks.

These and other factors may have a material adverse effect on WET’s international operations and therefore on WET’s business and results of operations.

WET is subject to regulation of its international operations that could adversely affect its business and results of operations.

Due to WET’s global operations, WET is subject to many laws governing international relations, including those that prohibit improper payments to government officials and restrict where it can do business and what information or products it can supply to certain countries and foreign governments. Violations of these laws, which are complex, may result in criminal penalties or sanctions that could have a material adverse effect on WET’s business, financial condition and results of operations.

WET may be subject to liabilities for environmental damage in connection with its current and past manufacturing operations.

WET is subject to costly requirements relating to environmental regulation and environmental remediation matters in connection with its manufacturing operations, which could materially and adversely affect its business and results of operations. Because of uncertainties associated with environmental regulation and environmental remediation activities at sites where WET may be liable, future expenses that WET may incur to remediate environmental damages could be considerably higher than the current accrued liability on its consolidated statement of financial position, which could have a material adverse effect on WET’s business and results of operations. For example, WET may be held liable for environmental remediation damages for soil contamination detected at a manufacturing facility that was sold by its former subsidiary, Ruf GmbH in Hungary, if it is determined that the soil contamination occurred prior to the sale of the manufacturing facility. WET recognized a provision for this potential liability in 2007, but there can be no assurance that the amounts provisioned will cover any potential liability.

We have not had access to certain non-public records of WET. As a result, we may be exposed to unknown risks following the Acquisition that could significantly affect our net assets, financial condition and results of operations.

In preparing for the Acquisition, we have relied on publicly accessible information about WET. In preparing the Acquisition offer, we were not provided access to certain non-public records of WET and did not have an opportunity to conduct a full “due diligence” examination of WET. Accordingly, we derived the information about WET contained in this Current Report on Form 8-K from a limited scope diligence review. We are therefore unable to verify that such information is accurate or complete. We may accordingly be exposed to unknown risks following the Acquisition that could significantly affect our net assets, financial condition and results of operations.”

Other Risks Related to Our Business and Industry.

Please see “Item 1A – “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, for risk factors related to our business and industry. These risks may also apply to WET.

WET INFORMATION

WET is a German publicly traded company established in 1968 with headquarters in Odelzhausen, Germany and is a leading designer, developer, and marketer of high quality technology components for the automotive and other markets. WET’s primary product categories include automotive seat comfort systems and specialized automotive cable systems. The automotive seat comfort systems category includes automotive seat heaters, climate comfort systems (similar to our climate controlled seat technology) for automotive seats and automotive steering wheel heater systems and integrated electronic components. The specialized automotive cable systems category includes ready-made wire harnesses and related wiring products. WET is globally positioned in the regions of North America, Europe and Asia, with operating subsidiaries in each region. WET has been a manufacturer in the seat comfort segment since 1973. WET’s primary customers consist of Tier 1 automotive suppliers, such as Johnson Controls, Lear, Faurecia, and Magna, and large automotive original equipment manufacturers (“OEMs”), including the VW Group, General Motors, BMW, Porsche, Honda, and Toyota / Lexus.

WET also offers product solutions to other customer groups, namely customer groups related to seat heating equipment for the automotive aftermarket, ski lifts and sports stadiums and the production of ventilation systems for the automotive and various other industries. These operations complement WET’s automotive seat comfort products, particularly in seat climate comfort systems, in which ventilation systems represent a material part. Furthermore, WET’s customer base for these other products extends beyond the automotive industry to the telecommunications and information technology industries.

Historically, the majority of WET’s sales volumes have been derived from European and North American OEMs. However, in the past three years, Asian automobile sales have increased due to the growth in that geographic segment, and North American sales volumes have increased due to increased penetration into the North American market as heated seats have become a standard feature on an increased number of vehicle models.

WET maintains a global operational structure with manufacturing sites close to its key customers. WET’s European operations are primarily concentrated around its headquarters and customer service center in Odelzhausen, as well as its Hungarian and Ukrainian sites. WET operates three sites in North America, a customer service and research center located in Windsor, Canada, a warehouse facility located in Del Rio, Texas and a production site located in Acuña, Mexico. In Asia, WET operates a low-cost production facility including customer service and research and development functions in Langfang, China and a representative offices in Seoul, South Korea and Tokyo, Japan. In addition to the Chinese market, the Langfang production plant services other Asian markets such as Japan and South Korea, as well as some European programs. WET’s China operation was established in 2003 as a wholly-owned operation and serves the South Korean, Japanese, Chinese and certain European markets. WET’s Asian operations currently represent a sizeable portion of its sales mix.

HISTORICAL FINANCIAL STATEMENTS OF WET

Attached hereto as Exhibit 99.1 and incorporated herein by reference are the audited consolidated financial statements of WET and related notes as of and for the years ended December 31, 2010, 2009 and 2008 with the independent auditor’s report.

PRO FORMA FINANCIAL INFORMATION

Summary of Impact of the Acquisition on our Financial Condition and Results of Operations

The Acquisition, if it occurs, will significantly alter our financial condition and results of operations. WET’s 2010 revenues were approximately €227 million, compared to our 2010 revenues of approximately $112 million. WET’s total assets as of December 31, 2010 were approximately €214 million, compared to our total assets as of December 31, 2010 of approximately $79 million. See the section entitled “Summary Unaudited Pro Forma Condensed Combined Financial Data” below for additional information.

Although we do not have any immediate cost savings initiatives planned in connection with the Acquisition, other than the elimination of costs that each company has incurred in conjunction with patent litigation against each other, and although we are limited in the actions we may take with respect to WET as set forth in the BCA, we may eventually be in a position to opportunistically institute measures from time to time that will result in cost savings and/or operating synergies. However, we may also incur corresponding restructuring and other non-recurring charges that would impact net income in the periods in which they are taken. No assurances can be given as to timing or that we will be able to achieve any cost or operating synergies as a result of the Acquisition, or that the corresponding restructuring and other non-recurring charges will not be greater than expected.

Our pro forma Adjusted EBITDA for the year ended December 31, 2010, after giving effect to the Acquisition as if it occurred at the beginning of that year, would have been approximately $58 million (as compared to our historical Adjusted EBITDA for the year ended December 31, 2010, of $13.5 million). Our pro forma Adjusted EBITDA margin for the year ended December 31, 2010, after giving effect to the Acquisition as if it occurred at the beginning of that year, would have been approximately 14% (as compared to our historical Adjusted EBITDA margin for the year ended December 31, 2010, of approximately 12%). See the section entitled “Summary Unaudited Pro Forma Condensed Combined Financial Data” below for a discussion regarding reconciliation to GAAP.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following tables set forth summary unaudited pro forma condensed combined financial data of Amerigon and WET as of and for the year ended December 31, 2010. This information has been prepared by our management and gives pro forma effect to (1) the completion of the Acquisition, (2) the completion of the WET Tender Offer (based on the assumption that 100% of the outstanding shares of capital stock of WET will be tendered in the WET Tender Offer), (3) the incurrence of indebtedness under the Bank of America credit facility, and (4) the completion of this offering and the application of the proceeds therefrom, in each case as if such transactions had occurred on January 1, 2010, for income statement purposes, and December 31, 2010, for balance sheet purposes. The pro forma data has been prepared from, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our 2010 Annual Report on Form 10-K and our consolidated financial statements and notes thereto included in our 2010 Annual Report on Form 10-K, each incorporated by reference herein, as well as the consolidated financial statements and notes thereto for WET in our Form 8-K filed on March 30, 2011, incorporated by reference in this prospectus supplement and the accompanying prospectus, in addition to the section captioned “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement. The consolidated financial statements for WET set forth in this Current Report on Form 8-K are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Our historical and pro forma results are not necessarily indicative of results that may be expected for any future period.

Pro forma for the year ended December 31,
2010
($ in thousands, except per share data)
Income Statement Data:
Product revenues	$413,670
Cost of sales	298,649

Gross margin	115,021
Operating costs and expenses:
Net research and development expenses	34,509
Selling, general and administrative expenses	42,820

Total operating costs and expenses	77,329

Operating income	37,692
Interest income	566
Interest expense	(5,258)
Loss on revaluation of financial instruments	(9,073)
Loss from equity investment	(22)
Other income	604

Earnings before income tax	24,509
Income tax expense	2,229

Net income	22,280
Loss attributable to non-controlling interest	396
Convertible preferred stock dividends	(9,064)

Net income attributable to common stockholders	13,612

Basic earnings per share	$0.63

Diluted earnings per share	$0.51

Weighted average number of shares—basic	21,717

Weighted average number of shares—diluted	26,918

Other Data:
Adjusted EBITDA(1)	$57,211

Pro forma as of December 31,
2010
($ in thousands)
Balance Sheet Data:
Cash & cash equivalents	$12,835
Working capital(2)	43,479
Total assets	356,704
Indebtedness	120,699
Total liabilities	238,507
Preferred Stock	63,500
Total shareholders’ equity	54,697

(1)	We define Adjusted EBITDA (“Adjusted EBITDA”) as net income before interest income, interest expense, income tax expense, depreciation and amortization and other non-cash income and expenses including foreign currency gains and losses, gains and losses or revaluation of financial instruments, impairment losses and gains and losses on disposals of assets. Although Adjusted EBITDA is not a measure of performance or liquidity in accordance with GAAP, we believe that Adjusted EBITDA is useful as an indicator of ongoing operating performance. Our management uses Adjusted EBITDA, in conjunction with traditional GAAP measures, as part of our overall assessment of company performance. We use this non-GAAP measure in internal management reports used to monitor and make decisions about our business. The principal limitations of Adjusted EBITDA as a performance measure are that it excludes significant expenses and gains required under GAAP, and that our definition of Adjusted EBITDA may be different from similar-sounding non-GAAP measures used by other companies. To mitigate these limitations, we present our GAAP results along with the non-GAAP measure, reconcile Adjusted EBITDA to net income, and recommend that investors not give undue weight to it. We believe that Adjusted EBITDA provides investors useful information by allowing them to view the business through the eyes of management, facilitating comparison of results across historical and future periods and across companies, and providing a focus on the underlying operating performance of the business. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not be comparable to similarly titled measures employed by other companies.

The reconciliation of Adjusted EBITDA to pro forma net income is as follows:

Pro forma for the year ended December 31,
2010
($ in thousands)
Net income	$22,280
Interest income	(566)
Interest expense	5,258
Income tax expense	2,229
Depreciation and amortization	15,132
Net currency loss	1,077
Loss on revaluation of financial instruments	9,073
Impairment losses	3,655
Gain on disposal of assets	(927)

Adjusted EBITDA	$57,211

(2)	Working capital is current assets less current liabilities.

Unaudited Pro Forma Condensed Combined Financial Statements

Attached hereto as Exhibit 99.2 and incorporated herein by reference are the unaudited pro forma condensed combined financial statements of Amerigon as of and for the year ended December 31, 2010. These pro forma financial statements give pro forma effect to the pending Acquisition and certain financing transactions to be consummated in connection with the consummation of the Acquisition. These pro forma financial statements are derived from the historical financial statements of Amerigon and WET. These pro forma financial statements, which have been prepared in connection with the pending Acquisition and financing transactions, are preliminary and reflect a number of assumptions, including, but not limited to, that the Acquisition will be consummated and that the actual terms of the Acquisition will not differ materially from Amerigon’s current expectations. There can be no assurance that the Acquisition will be consummated or that the actual terms of the Acquisition will not differ materially from Amerigon’s current expectations. Amerigon intends to file revised pro forma condensed combined financial statements following the consummation of the Acquisition and such revised pro forma condensed combined financial statements will update and replace the preliminary pro forma condensed combined financial statements attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.

99.1	Consolidated financial statements of WET Automotive Systems AG.

99.2	Unaudited pro forma condensed combined financial statements of Amerigon as of and for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

Date: March 30, 2011	By:	/s/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.

99.1	Consolidated financial statements of WET Automotive Systems AG.

99.2	Unaudited pro forma condensed combined financial statements of Amerigon as of and for the year ended December 31, 2010.